Exhibit 99.2

Unaudited Pro Forma Condensed Combined Financial Information

On May 22, 2025, the Company entered into an Asset Purchase Agreement (the “Purchase Agreement”), with Humansville Realty LLC, Buffalo Realty LLC, Cassville Realty LLC, Country Aire Realty LLC, Georgian Gardens Realty LLC, Golden Years Realty LLC, 800 South White Oak Realty LLC, Oregon Realty LLC, and Tiffany Heights Realty LLC, (collectively, the “Sellers”) with respect to the purchase of nine healthcare Facilities located in Missouri (the “Facilities”). The Sellers are not affiliates of the Company. The Company assigned the right to acquire the Facilities to newly organized indirect subsidiaries of the Strawberry Fields Realty, LP, the Company’s operating partnership.

The purchase price for the Facilities was $59,000,000, including certain consulting fees. The Company made a deposit of $2,000,000 under the Purchase Agreement, which was applied to pay a portion of the purchase price at the closing. The Company paid the balance of the purchase price utilizing the Company’s cash on hand and the issuance of $2.0 million in OP Units of Strawberry Fields REIT LP to the Seller.

The Facilities were leased to existing, third-party, Strawberry Fields REIT tenants and subject to their respective master lease agreements. The triple net master lease agreements were left materially unchanged other than resetting their respective expiration dates to their original terms. The tenants operate the Facilities as skilled nursing facilities.

The nine Facilities are comprised of 686 licensed beds.

The unaudited pro forma condensed combined balance sheet as of June 30, 2025 is presented as if the acquisition was completed on January 1, 2025. The unaudited pro forma condensed combined statements of income for the year ended December 31, 2024 and the six-months period ended June 30, 2025 are presented as if the acquisition was completed on January 1, 2024.

The following unaudited pro forma condensed combined financial information has been prepared to comply with Article 11 of Regulation S-X, as promulgated by the SEC. The unaudited pro forma condensed combined financial information should be read in conjunction with the consolidated financial statements of the Company and notes thereto presented elsewhere in this prospectus for the years ended December 31, 2024 and for the six months period ended June 30, 2025 of the Missouri Portfolio Group 2. The unaudited pro forma condensed combined balance sheet and condensed combined statements of income are not necessarily indicative of what the actual financial position and operating results would have been had the acquisition had occurred on the dates indicated nor are they indicative of future operating results of the Company.

F-1

Unaudited Pro Forma Condensed Combined Balance Sheet

As of June 30, 2025

(In thousands)

	Strawberry Fields REIT Inc.	Missouri Property Acquisition 2		Proforma Combined

Assets
Real estate investments, net	$636,424	$59,000	(a)	$695,424
Cash and cash equivalents	96,319	(57,000	)(b)	39,319
Restricted cash and equivalents	35,125			35,125
Straight-line rent receivable, net	30,724	-		30,724
Right of use lease asset	1,029	-		1,029
Goodwill, other intangible assets and lease rights	73,610	-		73,610
Deferred financing expenses	5,760	-		5,760
Notes receivable, net	16,508	-		16,508
Other assets	1,755	-		1,755
Total Assets	897,254	2,000		899,254
Liabilities
Accounts payable and accrued liabilities	21,719	-		21,719
Bonds, net	318,135	-		318,135
Notes payable and other debt	423,998	-		423,998
Operating lease liability	46,854			46,854
Operating lease liability	1,029	-		1,029
Other liabilities	18,899	-		18,899
Total Liabilities	830,634	-		830,634
Equity
Common Stock	1	-		1
Additional paid in capital	17,554	-		17,554
Accumulated other comprehensive income	(3,439)	-		(3,439)
Retained earnings	1,376	-		1,376
Total Stockholders’ Equity	15,492	-		15,492
Non-controlling interest	51,128	2,000	(f)	53,128
Total Equity	66,620	2,000		68,620
Total Liabilities and Equity	$897,254	$2,000		$899,254

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information

F-2

Unaudited Pro Forma Condensed Combined Statements of Income

FOR THE YEAR ENDED DECEMBER 31, 2024

(In thousands)

	Strawberry Fields REIT Inc.	Missouri Property Acquisition 2		Proforma Adjustments		Proforma Combined
Revenues
Rental revenues	$117,058	$4,243	(c)	$145	(d)	$121,446
Expenses:
Depreciation	29,031	-		1,513	(e)	30,544
Amortization	4,657	-		-		4,657
Loss on real estate investment impairment		-		-		-
General and administrative expenses	6,851	358		-		7,209
Property taxes	14,489	-		145	(d)	14,634
Facility rent expenses	727	-		-		727
Total expenses	55,755	358		1,658		57,771
Income from operations	61,303	3,885		(1,513)		63,675
Interest expense, net	(32,603)	-		-		(32,603)
Amortization of deferred financing costs	(657)	-		-		(657)
Mortgage insurance premium	(1,548)	-		-		(1,548)
Total interest expense	(34,808)	-		-		(34,808)
Other income:-
Other income	10	-		-		10
Total other income	10	-		-		10
Net income	$26,505	$3,885		$(1,513)		$28,877

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information

F-3

Unaudited Pro Forma Condensed Combined Statements of Income

FOR THE SIX MONTHS ENDED JUNE 30, 2025

(In thousands)

	Strawberry Fields REIT Inc.	Missouri Property Acquisition 2		Proforma Adjustments		Proforma Combined

Revenues
Rental revenues	$75,193	$2,210	(c)	$72	(d)	$77,475
Expenses:
Depreciation	17,377	-		756	(e)	18,133
Amortization	5,217	-		-		5,217
General and administrative expenses	4,056	179		-		4,235
Property taxes	7,425	-		72	(d)	7,497
Facility rent expenses	294	-		-		294
Total expenses	34,369	179		829		35,376
Income from operations	40,824	2,031		(756)		42,099
Interest expense, net	(24,001)	-		-		(24,001)
Amortization of deferred financing costs	(402)	-		-		(402)
Mortgage insurance premium	(776)	-		-		(776)
Total interest expense	(25,179)	-		-		(25,179)
Other income:-
Other income	8	-		-		8
Total other loss	8	-		-		8
Net income	$15,653	$2,031		$(756)		$16,928

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information

F-4

Notes to Unaudited Pro Forma Condensed Combined Financial Information

1.	Basis of Presentation

On July 1, 2025, Strawberry Fields REIT Inc. (the “Company’) completed the acquisition with multiple sellers with respect to the purchase of nine healthcare facilities located in Missouri (the “Facilities”). The sellers are not affiliates of the Company. The Company will assign the right to acquire the Facilities to newly organized indirect subsidiaries of Strawberry Fields Realty, LP, the Company’s operating partnership.

The historical financial statements have been adjusted in the pro forma condensed combined financial statements to give effect for (i) transaction accounting adjustments (ii) autonomous entity adjustments and (iii) management’s adjustments, as required.

The pro forma combined financial information does not necessarily reflect what the combined company’s financial condition or results of operations would have been if the acquisition of the Kansas Portfolio Group occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

2.	Purchase Price Allocation

The Company intends to account for the planned acquisition as an asset acquisition. We will measure the value of the acquired physical assets (land, building and building improvements, site improvements, and furniture fixtures and equipment) by allocating the total cost of the acquisition on a relative fair value basis. The Company expects to allocate the total cost as follows (in thousands):

Land	$388
Building and building improvements	51,302
Furniture & fixtures	7,310
Total purchase price	$59,000

3.	Pro Forma Adjustments

(a)	Represents the adjustment to record the assets purchased in the acquisition of the Facilities at relative fair value based on the total cost of the acquisition.
(b)	Represents the cash and cash equivalents to be utilized to pay the purchase price for the Facilities at closing.
(c)	Represents straight-line monthly income for the period stated. The Company recognizes rental revenue for operating leases on a straight-line basis over the lease term when collectability is reasonably assured and the tenant has taken possession or controls the physical use of a leased asset.
(d)	Represents real estate taxes for the stated period. The Company reports revenues and expenses within our triple-net leased properties for real estate taxes that are escrowed and obligations of the tenants in accordance with their respective leases with us.
(e)	Real estate costs related to the acquisition and improvement of properties are capitalized and depreciated over the expected life of the asset on a straight-line basis. The Company considers the period of future benefit of an asset to determine its appropriate useful life. Expenditures for tenant improvements are capitalized and amortized over the shorter of the tenant’s lease term or expected useful life. The Company anticipates the estimated useful lives of its assets by class to be generally as follows:

Building and improvements	7-45 years
Equipment and personal property	2-18 years

(f)	Represent OP Units of Strawberry Fields REIT LP, issued to the Seller to pay a portion of the purchase price.

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